Exhibit 10.3

When Recorded Return to:

Sally B. McMinimee, Esq.

Prince, Yeates & Geldzahler

15 West South Temple, #1700

Salt Lake City, Utah 84101

Tax Parcel Number: 21-26-276-007	Above Space for Recorder’s Use Only

DEED OF TRUST, ASSIGNMENT OF RENTS,

ASSIGNMENT OF LEASES, SECURITY AGREEMENT

AND FIXTURE FILING

(Overstock Loan)

THIS DEED OF TRUST, ASSIGNMENT OF RENTS, ASSIGNMENT OF LEASES, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust” and/or “Trust Deed”)  is dated the 6th day of November, 2017, by and between O.COM LAND, LLC, a Utah limited liability company (hereafter referred to as “Trustor”, “Borrower”, “Debtor” and/or “Record Owner”), whose address is 799 W. Coliseum Way, Midvale, UT 84047, Attention Chief Executive and General Counsel, LANDMARK TITLE COMPANY (‘Trustee”), which has a place of business at 675 East 2100 South, #200, Salt Lake City, Utah 84106 and PCL L.L.C., a Utah limited liability company (hereafter sometimes referred to as “Lender” “Beneficiary” and/or “Secured Party”), whose place of business is c/o Cirque Property, 10011 South Centennial Parkway, Suite 275, Sandy City, UT 84070.

FOR GOOD AND VALUABLE CONSIDERATION, including Lender making a loan to Borrower/Trustor as described below, also referred to herein as the Indebtedness, herein recited, and the trust herein created, the receipt of which is hereby acknowledged, Trustor hereby GRANTS, CONVEYS AND WARRANTS TO TRUSTEE, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, for the benefit and security of Beneficiary, under and subject to the terms and conditions hereinafter set forth, the real property situated in Salt Lake County, State of Utah, described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Property”), commonly described as 799 W. Coliseum Way, Midvale, UT 84047.

TOGETHER WITH all rents, issues, profits, income and other benefits derived from the Property (collectively the “rents”), subject to the right, power and authority hereinafter given to Trustor to collect and apply such rents;

TOGETHER WITH all leasehold estates, leases, tenancies, installment sales proceeds, options, rights to lease, right, title and interest of Trustor in and to all leases or subleases covering the Property, or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Trustor thereunder, including, without limitation, all cash in accounts specifically related to the Property or security deposits specifically related to the Property, advance rentals, and deposits or payments of similar nature;

TOGETHER WITH all right, title and interest of Trustor in and to all options to purchase or lease the Property, or any portion thereof or interest therein, and any greater estate in the Property, owned or hereafter acquired;

TOGETHER WITH all right, title and interest which Trustor now has or may hereafter acquire in and to purchase agreements and/or sales contracts pertaining to the Property, or any part thereof;

TOGETHER WITH all interests, estate or other claims, both in law and in equity, which Trustor now has or may hereafter acquire in the Property and the personal property and fixtures described on Exhibit “B” attached hereto;

TOGETHER WITH all easements, rights-of-way and rights used in connection therewith or as a means of access thereto, and all tenements, hereditaments and appurtenances thereof and thereto;

TOGETHER WITH all right, title and interest of Trustor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Property, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Property;

TOGETHER WITH any and all buildings and improvements now or hereafter erected on the Property, including, but not limited to, the structures, buildings, fixtures, attachments, appliances, equipment, machinery, and other articles attached to said buildings and improvements (the “Improvements”);

TOGETHER WITH all right, title and interest of Trustor in and to the following which is now owned or at any time hereafter acquired by Trustor or in which it may now or hereafter have an interest and which is located at the Property and used in connection with the Property:

A.                                        All building materials, fixtures, works, structures, facilities, including any future additions to, and improvements and betterments now or hereafter constructed upon., and all renewals and replacements of, any of the foregoing, which are now or hereafter shall be constructed or affixed or constructively affixed to the Property,  lighting fixtures, keys, security devices, supplies and equipment to be used in the operations of, to be incorporated into and/or placed in improvements constructed or to be constructed on the Property;

B.                                        All contracts and contract rights relating in any manner to the design and construction of improvements on the Property, or in any other manner relating to said Property, (including, but not limited to, insurance contracts, engineering reports, or other materials prepared in connection with the construction of improvements upon the Property);

C.                                        All plans and specifications prepared by any architect employed by Trustor for use in connection with building improvements on the Property and all management and operations contracts related thereto;

D.                                        All other accounts, reserve accounts, hold-back accounts, or other accounts wherein funds are held, committed or placed to refurbish or otherwise improve the Trust Property, contract rights, general intangibles, rents, insurance proceeds, awards, condemnation awards, rebates, causes of action, building permits, governmental licenses or permits and rights in any manner relating to the Property, including the design and construction of improvements thereon, including but not limited to, any rights relating to the provision of electricity, gas, water, sewer and other utility services to the Property;

E.                                       All water, water rights and ditch rights (including water stock in utilities with ditch or irrigation rights) and all other rights, royalties and profits relating to the Property, including without limitation all minerals, oil, gas, geothermal and similar matters.

Trustor (Debtor) grants unto Trustee and Secured Party (Beneficiary) a “Security Interest,” as defined in the Utah Uniform Commercial Code, in the foregoing Personal Property and fixtures and in any and all Personal Property and/or fixtures described in any of the foregoing or following “TOGETHER WITH” paragraphs; and

TOGETHER WITH the rights hereinafter granted in paragraph l.06 with respect to all the estate, interest, right, title or other claim or demand, including claims or demands with respect to the proceeds of insurance in effect with respect thereto, which Trustor now has or may hereafter acquire in the Property, and the rights hereinafter granted in paragraph 1.15 with respect to any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, or any improvement made thereto, including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages.

The foregoing entire estate, property and interest hereby conveyed, granted and created in and to Trustee, including the Property, the rents, the Improvements, the fixtures, and the Personal Property, is hereafter referred to as the “Trust Estate.”

FOR THE PURPOSE OF SECURING:

A.                                       Payment of indebtedness evidenced by that certain promissory note dated November 6th, 2017, executed by Trustor as Maker in favor of Beneficiary in the face amount of Forty Million and No/100 Dollars ($40,000,000) (“Note”), with interest thereon and any and all modifications, extensions and renewals.

B.                                       Payment of all sums advanced by Beneficiary to protect the Trust Estate, with interest thereon at the rates provided in the Note described in Paragraph A above.

C.                                       Payment of all other sums, with interest thereon, which may hereafter be loaned to Trustor, or its successors or assigns, by Beneficiary, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust.

D.                                       Performance of Trustor’s covenants and agreements set forth in that Loan Agreement between Trustor, the Beneficiary and Overstock.com, Inc., as Guarantor (“Guarantor”),

dated November 6, 2017 (the “Agreement”) and any modification or amendment hereof or thereof (the Agreement is incorporated herein and by this reference is made a part hereof).

E.                                        All of the obligations and promissory notes described in Paragraphs A-D immediately preceding this Paragraph (specifically excluding the Guaranty of Overstock.com, Inc., which is not secured hereby) are hereafter collectively referred to hereafter as the “Indebtedness”.

This Deed of Trust, the Indebtedness, the Agreement and any other instrument given to evidence or further secure the payment and performance of any obligations secured hereby are hereafter referred to as the “Loan Instruments.”

ARTICLE I

COVENANTS AND AGREEMENTS OF TRUSTOR

Trustor hereby covenants and agrees:

1.01                           Payment of Secured Obligations.  To pay when due the principal of, and the interest on, the Indebtedness, charges, fees and all other sums as provided in the Loan

Instruments, and the principal of, and interest on, any future advances secured by this Deed of Trust.

1.02                           Possession and Use.  Until the occurrence of an event of default, Trustor may (1) remain in possession and control of the Property; (2) use, operate or manage the Property; and (3) collect the Rents from the Property.

1.03                           Maintenance, Repair, Alterations.  To complete and maintain in good and workmanlike manner any building or other improvement which may be constructed on the Property and promptly restore in like manner any Improvement which may be damaged or destroyed thereon, and to pay when due all claims for labor performed and materials furnished therefor, to comply with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Trust Estate, or any part thereof, or requiring any alterations or improvements; not to commit or permit any waste or deterioration of the Trust Estate, and to keep the Trust Estate in good condition and repair, not to remove or substantially alter any such Improvements, once constructed or installed (except such alteration as may be required by laws, ordinances or regulations) or any of the Improvements without the prior written consent of Beneficiary; to keep and maintain abutting grounds, sidewalks, roads, bridges, walkways, parking and landscape areas in good and neat order and repair; not to commit, suffer or permit any act to be done in or upon the Trust Estate in violation of any law, ordinance or regulation.

1.04                           Required Insurance.  To at all times provide, maintain and keep in force the policies of insurance as required by Beneficiary and any other written agreement signed by both Trustor and Beneficiary, as required by Beneficiary and to the extent such insurance is available, including but not limited to the following:

A.                                       Insurance against loss or damage to the Improvements by fire and any of the risks covered by insurance of the type now known as “fire and extended coverage,” in an amount equal to the full insurable value thereof (exclusive of the cost of excavations, foundations, and footings below the lowest basement floor);

B.                                       If requested by Beneficiary, business interruption insurance and/or loss of “rental value” insurance in such amounts as are satisfactory to Beneficiary;

C.                                       During the course of any construction or repair of Improvements on the Property, comprehensive public liability insurance on an “occurrence basis” against claims for “personal injury,” including, without limitation, bodily injury, death or property damage occurring on, in or about the Trust Estate, and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that required by Beneficiary with respect to personal injury or death to any one or more persons or damage to property;

D.                                       During the course of any construction or repair of Improvements on the Property, workers’ compensation insurance (including employer’s liability insurance, if requested by Beneficiary) for all employees of Trustor engaged on or with respect to the Trust Estate in such amount as is reasonably satisfactory to Beneficiary, or, if such limits are established by law, in such amounts;

E.                                        During the course of any construction or repair of Improvements on the Property, builder’s completed value risk insurance against “all risks of physical loss,” including collapse and transit coverage, during construction of such Improvements, covering the total value of work performed and equipment, supplies and materials furnished.  Said policy of insurance shall contain the “permission to occupy upon completion of work or occupancy” endorsement;

F.                                         If requested by Beneficiary, insurance against loss of occupancy or use arising from any breakdown of pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, in such amounts as are reasonably satisfactory to Beneficiary;

G.                                       Insurance against loss or damage to the Personal Property by fire and other risks covered by insurance of the type known as “fire and extended coverage”;

H.                                      Comprehensive public liability insurance, including both bodily injury and property damage, in form, amounts and with companies (including companies with an A.M. Best’s rating of A-/X or better) approved by Beneficiary;

I.                                           Applicable Flood Insurance if the Property is located in a flood zone and earthquake insurance coverage in an amount equal to or greater than the principal amount of the Loan.

J.                                           Such other insurance and in such amounts as may from time to time be required by Beneficiary against the same or other hazards and is then available on commercially reasonable terms; and

k.                                         All policies of insurance required by the terms of this Deed of Trust shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Beneficiary which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of set off, counterclaim or deductions against Beneficiary.

1.05                           Delivery of Policies, Payment of Premiums.  All policies of insurance shall be issued by companies and in amounts in each company satisfactory to Beneficiary.

All policies of insurance shall have attached thereto a lender’s loss payable endorsement for the benefit of Beneficiary in form satisfactory to Beneficiary.  Trustor shall furnish Beneficiary with a certificate or an original copy of all policies of required insurance.  If Beneficiary consents to Trustor providing any of the required insurance through blanket policies carried by Trustor and covering more than one location, then Trustor shall furnish Beneficiary with a certificate of insurance for each such policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number, and the expiration date.  At least thirty (30) days prior to the expiration of each such policy, Trustor shall furnish Beneficiary with evidence satisfactory to Beneficiary of the payment of premium and the re-issuance of a policy continuing insurance in force as required by this Deed of Trust.  All such policies shall contain a provision that such policies will not be canceled or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least fifteen (15) days’ prior written notice to Beneficiary.  In the event Trustor fails to provide, maintain, keep in force or deliver and furnish to Beneficiary the policies of insurance required by this Section, Beneficiary may procure such insurance or single interest insurance for such risks covering Beneficiary’s interest, and Trustor will pay all premiums thereon promptly upon demand by Beneficiary, and until such payment is made by Trustor, the amount of all such premiums, together with interest thereon at the rate provided in the Note, shall be secured by this Deed of Trust.  If requested by Beneficiary, after an event of default, Trustor shall deposit with Beneficiary in monthly installments, an amount equal to one-twelfth of the estimated aggregate annual insurance premiums on all policies of insurance required by this Deed of Trust.  Trustor further agrees, upon Beneficiary’s request, to cause all bills, statements or other documents relating to the foregoing insurance premiums to be sent or mailed directly to Beneficiary.  Upon receipt of such bills, statements or other documents, and providing Trustor has deposited sufficient funds with Beneficiary pursuant to this Section l.05, Beneficiary shall pay such amounts as may be due thereunder out of the funds so deposited with Beneficiary.  If at any time and for any reason the funds deposited with Beneficiary are or will be insufficient to pay such amounts as may then or subsequently be due, Beneficiary shall notify Trustor and Trustor shall immediately deposit an amount equal to such deficiency with Beneficiary.  Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Beneficiary pursuant to this Section l.05.  Beneficiary may commingle said reserve with its own funds and Trustor shall be entitled to no interest thereon.

1.06                           Insurance Proceeds.  After the happening of any casualty to the Trust Estate or any part thereof, Trustor shall give prompt written notice thereof to Beneficiary.  Provided that there is no default under the terms of the Loan Instruments and, except as otherwise provided in the Agreement, if the damage to the Improvements does not exceed fifty percent (50%) of the insurable value thereof or Trustor is obligated under the terms of any contract or agreement with another party to deliver the proceeds or repair or rebuild and if Trustor shall within one hundred twenty (120) days after any such loss give notice to Beneficiary that it elects to repair or rebuild or cause to be repaired and rebuilt the Trust Estate, except as otherwise provided in the Agreement, Beneficiary shall have no option to retain insurance proceeds and apply the same to the payment of the sum secured by this Deed of Trust, but shall pay such proceeds over to reimburse the Trustor from time to time, for expenditures made for repair of the improvements on the Property or for the erection of the improvements on the Property or for the erection of new improvements in their place as hereafter provided.  If Beneficiary is not required to pay over such proceeds to the Trustor under the Agreement or otherwise, then the insurance proceeds shall be applied by Beneficiary toward payment of the sum secured by this Deed of Trust and the excess, if any, shall be paid over to Trustor without any yield maintenance or prepayment penalty or premium, provided, however, that Beneficiary may elect to apply such proceeds to repair or rebuild the Trust Estate.  Except as otherwise set forth above or in the Agreement:

A.                                       In the event of election to repair or rebuild by either Trustor or Beneficiary, such insurance proceeds shall be held by the Beneficiary as a fund for the purpose of paying for the cost of work required to repair or restore the Trust Estate and doing such work as may be necessary to protect the Trust Estate against further injury.  The Beneficiary may commingle such fund with its own funds and Trustor shall be entitled to no interest thereon.  At the request of Borrower, Lender shall deposit the insurance proceeds in an independent interest bearing account.  If the insurance proceeds held by the Beneficiary shall exceed such cost, such excess shall belong to Beneficiary upon completion of and payment for such work, and such excess shall be applied to the payment of the sums secured by this Deed of Trust.

B.                                       In the event Trustor is proceeding with repairs or rebuilding, such insurance proceeds shall be paid by the Beneficiary as the work progresses upon Trustor’s request and against a certificate by Trustor dated no more than thirty (30) days prior to such request, setting forth the following:

(l)  That the sum then requested either has been paid by Trustor, or is justly due to contractors, subcontractors, materialmen, engineers, architects, or other persons who have rendered services or furnished materials for the work therein specified, and giving a brief description of such services and materials and the several amounts so paid or due to each of said persons in respect thereof; and

(2)  That the cost, as estimated by the persons signing such certificate, of the work required to be done subsequent to the date of such certificate in order to complete the same, does not exceed ninety percent (90%) of the insurance proceeds or any other funds referable to the work remaining in the hands of the Beneficiary after payment of the sum requested in such certificate.

C.                                       An opinion of counsel or other evidence, reasonably satisfactory to the Beneficiary, shall be furnished, to the effect that there has not been filed with respect to the Trust Estate or any part thereof any vendor’s, mechanic’s, laborer’s, materialmen’s or other like lien, which has not been discharged of record, except such as will be discharged by payment of the amount then requested.

1.07                           Assignment of Policies upon Foreclosure.  In the event of foreclosure of this Deed of Trust or other transfer of title or assignment of the Trust Estate in extinguishment in whole or in part, of the debt secured hereby, all right, title and interest of Trustor in and to all policies of insurance required by this Section shall inure to the benefit of and pass to the successor in interest to Trustor or the purchaser or grantee of the Trust Estate.

1.08                           Indemnification; Subrogation; Waiver of Offset.

A.                                       If Beneficiary is made a party defendant to any litigation concerning this Deed of Trust or the Trust Estate or any part thereof or interest therein, or the occupancy thereof by Trustor, then Trustor shall indemnify, defend and hold Beneficiary harmless from all liability by reason of said litigation, including reasonable attorneys’ fees and expenses incurred by Beneficiary in any such litigation, whether or not any such litigation is prosecuted to judgment.  If Beneficiary commences an action against Trustor to enforce any of the terms hereof or because of the breach by Trustor of any of the terms hereof, or for the recovery of any sum secured hereby, Trustor shall pay to Beneficiary reasonable attorneys’ fees and expenses, and the right to such attorneys’ fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment.  If Trustor breaches any term of this Deed of Trust, Beneficiary may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Trustor, Trustor shall pay Beneficiary reasonable attorneys’ fees and expenses incurred by Beneficiary, whether or not an action is actually commenced against Trustor by reason of breach.

B.                                       Trustor waives any and all right to claim or recover against Beneficiary, its officers, employees, members, agents and representatives, for loss of or damage to Trustor, the Trust Estate, Trustor’s property or the property of others under Trustor’s control from any loss arising in connection with any election of Beneficiary not to obtain any policies of insurance required in Section l.04.

C.                                       All sums payable by Trustor hereunder or under any of the Loan Instruments shall be paid without notice, demand, counterclaim, set off, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of:  (i) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof; (ii) any restriction or prevention of or interference with any use of the Trust Estate or any part thereof; (iii) any title defect or encumbrance or any eviction from the Property or any part thereof by title paramount or otherwise; or (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; whether or not Trustor shall have notice or knowledge of any of the foregoing.

1.09                           Compliance with Environmental Laws.  Trustor represents and warrants to Beneficiary to the best of Trustor’s knowledge and except as otherwise disclosed in writing to Beneficiary that: (1) During the period of Trustor’s ownership of the Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from the Property; (2) Trustor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Beneficiary in writing or in Trustor’s public reports filed with the Securities and Exchange Commission, (a) any breach or violation of any Environmental Laws, (b) any use generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Property by any prior owners or occupants of the Property, or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (3) Except as previously disclosed to and acknowledged by Beneficiary in writing, (a) neither Trustor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from the Property; and (b) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation all Environmental Laws.  Trustor authorizes Beneficiary and its agents to enter upon the Property to make such inspections and tests, at Trustor’s expense, as Beneficiary may deem reasonably appropriate to determine compliance of the Property with this section of the Deed or Trust.  Any inspections or tests made by Beneficiary shall be for Beneficiary’s purposes only and shall not be construed to create any responsibility or liability on the part of Beneficiary to Trustor or to any other person.  The representations and warranties contained herein are based on Trustor’s due diligence in investigating the Property for Hazardous Substances.  Trustor hereby (1) releases and waives any future claims against Beneficiary for indemnity or contribution in the event Trustor becomes liable for cleanup or other costs under any such laws; and (2) agrees to indemnify and hold harmless Beneficiary against any and all claims, losses, liabilities, damages, penalties and expenses which Beneficiary may directly or indirectly sustain or suffer resulting from a breach of this Section of the Deed of Trust or as a consequence of any use, generation, manufacturer, storage, disposal, release or threatened release occurring prior to Trustor’s ownership or interest in the Property, whether or not the same was or should have been known to Trustor.  The provisions of this section of the Deed of Trust, including the obligation to indemnify, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by Beneficiary’s acquisition of any interest in the Property, whether by foreclosure or otherwise.

For purposes of this Section, “Hazardous Substances” mean materials that because of their quantity, concentration or physical, chemical or infectious properties may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or handled.  The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or wastes as defined by or listed under any federal or Utah State environmental laws (“Environmental Laws”).  For purposes of this Deed of Trust Hazardous Substances include petroleum and petroleum by-products, asbestos and hazardous chemicals.

The obligations undertaken by Trustor in this Section 1.09 are in addition to and not in derogation of any obligations, warrants and covenants set forth in the Environmental Indemnity Agreement of even date herewith.

1.10                   Taxes and Impositions.

A.                               Trustor agrees to pay, at least ten (10) days prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including without limitation non-governmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Trust Estate, which are assessed or imposed upon the Trust Estate, or become due and payable, and which create, may create or appear to create a lien upon the Trust Estate, or any part thereof, or upon the Personal Property, equipment or other facility used in the operation or maintenance thereof (all of which taxes, assessments and other governmental charges of like nature are hereinafter referred to as “Impositions”); provided, however, that if, by law, any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Trustor must pay the same, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

B.                               If at any time after the date hereof there shall be assessed or imposed (i) a tax or assessment on the Trust Estate in lieu of or in addition to the Impositions payable by Trustor pursuant to subparagraph A hereof, or (ii) a license fee, tax or assessment imposed on Beneficiary and measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby, then all such taxes, assessments or fees shall be deemed to be included within the term “impositions” as defined in subparagraph A hereof, and Trustor shall pay and discharge the same as herein provided with respect to the payment of Impositions or, at the option of Beneficiary, all obligations secured hereby, together with all accrued interest thereon, shall immediately become due and payable.  Anything to the contrary herein notwithstanding, Trustor shall have no obligation to pay any franchise, estate, inheritance, income, excess profits or similar tax levied on Beneficiary or on the obligations secured hereby.

C.                               Subject to the provisions of subparagraph D of this Section l.10, Trustor covenants to furnish Beneficiary within thirty (30) days after the date upon which any such Imposition is due and payable by Trustor, official receipts of the appropriate taxing authority, or other proof satisfactory to Beneficiary, evidencing the payments thereof.

D.                               Trustor shall have the right before any delinquency occurs to contest or object to the amount or validity of any such Imposition by appropriate legal proceedings, but this shall not be deemed or construed in any way as relieving, modifying or extending Trustor’s covenant to pay any such Imposition at the time and in the manner provided in this Section l.10, unless Trustor has given prior written notice to Beneficiary of Trustor’s intent to so contest or object to any Imposition, and unless, (i) at Beneficiary’s satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Trust Estate, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (ii) Trustor shall furnish a good and sufficient bond or surety as requested by and satisfactory to Beneficiary; or (iii) Trustor shall have provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of such proceedings.

E.                                After an event of default, at the request of Beneficiary, Trustor shall pay to Beneficiary, on the day installments of principal and/or interest are payable under the Note, until the Indebtedness is paid in full, an amount equal to one-twelfth of the annual Impositions reasonably estimated by Beneficiary to pay the installment of taxes next due on the Trust Estate.  In such event, Trustor further agrees to cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to Beneficiary.  Upon receipt of such bills, statements or other documents, and providing Trustor has deposited sufficient funds with Beneficiary pursuant to this Section l.10, Beneficiary shall pay such amounts as may be due thereunder out of the funds so deposited with Beneficiary.  If at any time and for any reason the funds deposited with Beneficiary are or will be insufficient to pay such amounts as may then or subsequently be due, Beneficiary shall notify Trustor and Trustor shall immediately deposit an amount equal to such deficiency with Beneficiary.  Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of said fund or to be obligated to pay any amounts in excess of the amount of funds deposited with Beneficiary pursuant to this Section 1.10.  Beneficiary shall not be obliged to pay or allow any interest on any sums held by Beneficiary pending disbursement or application hereunder, and Beneficiary may impound or reserve for future payment of Impositions such portion of such payments as Beneficiary may in its absolute discretion deem proper.  Should Trustor fail to deposit with Beneficiary (exclusive of that portion of said payments which has been applied by Beneficiary on the principal of or interest on the indebtedness secured by the Loan Instruments) sums sufficient to fully pay such Impositions at least thirty (30) days before delinquency thereof, Beneficiary may, at Beneficiary’s election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be secured hereby and shall be repayable to Beneficiary as herein elsewhere provided, or at the option of Beneficiary, Beneficiary may, without making any advance whatever, apply any other sums held by Beneficiary against any obligation of the Trustor secured hereby, including but not limited to the payment of Impositions.  Should any default occur or exist on the part of the Trustor in the payment or performance of any of Trustor’s obligations under the terms of the Loan Instruments, Beneficiary may, at any time at Beneficiary’s option, apply any sums or amounts in its hands received pursuant hereto, or as rents or income of the Trust Estate or otherwise, upon any indebtedness or obligation of the Trustor secured hereby in such manner and order as Beneficiary may elect.  Beneficiary agrees that receipt, use or application of any such sums paid by Trustor to Beneficiary hereunder shall not be construed to affect the maturity of any indebtedness secured by this Deed of Trust or any of the rights or powers of Beneficiary or Trustee under the terms of the Loan Instruments or any of the obligations of Trustor under this Deed of Trust.

F.                                 Trustor covenants and agrees not to suffer, permit or initiate the joint assessment of the Property and the Personal Property, or any other procedure whereby the lien of the real property taxes and the lien of the personal property taxes shall be assessed, levied or charged to the Trust Estate as a single lien.

G.                               If requested by Beneficiary, Trustor shall cause to be furnished to Beneficiary a tax reporting service covering the Trust Estate of the type, duration, and with a company satisfactory to Beneficiary.

1.11                   Utilities.  Trustor agrees to pay when due all utility charges which are incurred by Trustor for the benefit of the Trust Estate or which may become a charge or lien against the Trust Estate for gas, electricity, water or sewer services furnished to the Trust Estate and all other assessments or charges of a similar nature, whether public or private, affecting the Trust Estate or any portion thereof, whether or not such taxes, assessments or charges are liens thereon.

1.12                   Actions Affecting Trust Estate.  Trustor agrees to appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and to pay all costs and expenses, including cost of evidence of title and attorney’s fees, in any such action or proceeding in which Beneficiary or Trustee may appear.

1.13                   Actions by Trustee and/or Beneficiary to Preserve Trust Estate.  Should Trustor fail to make any payment or to do any act as and in the manner provided in any of the documents evidencing the Indebtedness, the Loan Instruments or the Agreement, Beneficiary and/or Trustee, each in its own discretion, without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation, may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof.  In connection therewith (without limiting their general powers), Beneficiary and/or Trustee shall have and are hereby given the right, but not the obligation, (i) to enter upon and take possession of the Trust Estate; (ii) to make additions, alterations, repairs and improvements to the Trust Estate which they or either of them may consider necessary or proper to keep the Trust Estate in good condition and repair; (iii) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Beneficiary or Trustee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of either may affect or appears to affect the security of this Deed of Trust or be prior or superior hereto; and (v) in exercising such powers, to pay necessary expenses, including employment of counsel or other necessary or desirable consultants.  Trustor shall, immediately upon demand therefor by Beneficiary, pay all costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing rights, including without limitation costs or evidence of title, court costs, appraisals, surveys and attorney’s fees.

1.14                   Survival of Warranties.  Trustor agrees not to cancel, amend, transfer, or assign any of the agreements referred to herein without the written consent of Beneficiary.  All representations, warranties and covenants of Trustor contained herein or in the Agreement shall survive the close of the Agreement and shall remain continuing obligations, warranties and representations of Trustor during any time when any portion of the Indebtedness secured by this Deed of Trust remains outstanding.

1.15                   Eminent Domain.  That should the Trust Estate, or part thereof or interest therein, be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner (“Condemnation”), or should Trustor receive any notice or other information regarding such proceeding, Trustor shall give prompt written notice thereof to Beneficiary.

A.                               Beneficiary shall be entitled to all compensation, awards and other payments of relief therefor, and shall be entitled at its option to commence, appear in and prosecute in its own name any action or proceedings.  Beneficiary shall also be entitled to make any compromise or settlement in connection with such taking or damage.  All such compensation, awards, damages, rights of action and proceeds awarded to Trustor (the “Proceeds”) are hereby assigned to Beneficiary and Trustor agrees to execute such further assignments of the Proceeds as Beneficiary or Trustee may require.

B.                               In the event any portion of the Trust Estate is so taken or damaged,  Beneficiary shall have the option, in its sole and absolute discretion, to apply all such Proceeds, after deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including attorneys’ fees incurred by it in connection with such Proceeds, upon any indebtedness secured hereby and in such order as Beneficiary may determine, or to apply all such Proceeds, after such deductions, to the restoration of the Trust Estate upon such conditions as Beneficiary may determine.  Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

1.16                   Additional Security.  That in the event Beneficiary at any time holds additional security for any of the obligations secured hereby, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder.  No prior lien upon the Property shall be released as a result of this Trust Deed.  No merger will occur as a result of Beneficiary having more than one lien upon the Property.

1.17                   Appointment of Successor Trustee.  That Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary, mailed to Trustor and recorded in the county in which the Trust Estate is located, and by otherwise complying with the provisions of the applicable law of the State of Utah, substitute a successor or successors to the Trustee named herein or acting hereunder.

1.18                   Successors and Assigns.  That this Deed of Trust applies to, inures to the benefit of and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns.  The term “Beneficiary” shall mean the owner and holder of the Indebtedness, or of any undivided interest therein, including all Participants, if any, in said loan to Trustor holding certificates of participation in said Note, or the equivalent, whether or not named as beneficiary herein.

1.19                   Inspections.  That Beneficiary, or its agents, representatives or workmen, are authorized to enter at any reasonable time upon or in any part of the Trust Estate for the purpose of inspecting the same and for the purpose of performing any of the acts it is authorized to perform under the terms of any of the Loan Instruments.

1.20                   Liens.  To pay and promptly discharge, at Trustor’s cost and expense, all liens, encumbrances and charges upon the Trust Estate, or any part thereof or interest therein, provided that the existence of any mechanic’s, laborers, materialman’s, supplier’s or vendor’s lien or right thereto or other Permitted Liens (as defined in the Loan Agreement) shall not constitute a violation of this section if payment is not yet due under the contract which is the foundation thereof and if such contract does not postpone payment for more than fifty-five (55) days after the performance thereof.  Trustor shall have the right to contest in good faith the validity of any such lien, encumbrance or charge, provided Trustor shall first deposit with Beneficiary a bond or other security satisfactory to Beneficiary in such amounts as Beneficiary shall reasonably require, but not more than one and one-half (150%) of the amount of the claim, provided further than Trustor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged.  If Trustor shall fail to discharge any such lien, encumbrance or charge, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond or the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law.

1.21                   Trustee’s Powers.  At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and the Indebtedness secured hereby for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby or the effect of this Deed of Trust upon the remainder of said Trust Estate, Trustee may (i) reconvey any part of said Trust Estate, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement or creating any restriction therein, or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.

1.22                   Beneficiary’s Powers.  Without affecting the liability of any other person liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Deed of Trust upon any portion of the Property, not then or theretofore released as security for the full amount of all unpaid obligations, Beneficiary may, from time to time (i) release any person so liable, (ii) extend the maturity or alter any of the terms of any such obligation, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary’s option any parcel, portion or all of the Trust Estate, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

1.23                   Financial Statements.  Upon written request of the Beneficiary, Trustor shall provide to Lender with yearly financial statements, certified by Trustor, within 90 days after the end of each fiscal year, as applicable.  Trustor shall maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis or otherwise and that fairly and accurately reflects Trustor’s financial condition, and permit Lender to examine and audit Trustor’s books and records at all reasonable times.

1.24                   Tradenames.  At the request of Beneficiary, Trustor shall execute a certificate in form satisfactory to Beneficiary listing the tradenames under which Trustor intends to operate and representing and warranting that Trustor does business under no other tradenames with respect to the Trust Estate.  Trustor shall immediately notify Beneficiary in writing of any change in said tradenames and will, upon request of Beneficiary, execute any additional financing statements and other certificates revised to reflect the change in trade name.

1.25                   Further Assurances.  Trustor (Debtor) will, from time to time, at Beneficiary’s reasonable request, for the purpose of perfecting Lender’s security interest in the Trust Estate, execute supplementary security agreements, trust deeds or equivalent security or lien instruments and other instruments of further assurance with respect to the Trust Estate or any part thereof.

1.26                   Transfer of Interest and/or Further Encumbrance.  The Trustor shall not transfer, or further encumber, the Trust Estate, or any part thereof, without the prior written consent of the Beneficiary.  Any transfer of Trustor’s interest in the Trust Estate by the Trustor, with Beneficiary’s consent only, shall be subject to this Deed of Trust and any such transferee shall assume all of the Trustor’s obligations hereunder and agree to be bound by all provisions and perform all obligations contained herein.  Absent Beneficiary’s consent, any assignment or assumption of Trustor’s interest herein will not relieve Trustor of any obligations pursuant to the Note, the Trust Deed or other loan documents.   Withdrawal of Trustor’s Manager, the change of more than ten percent (10%) of the membership interests of the Trustor, or the Manager of Trustor shall attempt to transfer (directly or indirectly) the Trust Estate to any entity, without the prior written consent of Beneficiary, shall be deemed a transfer hereunder and shall be a default under the provisions of this Paragraph, Paragraph 3.01, and the Loan Documents.

1.27                   Trustor’s Prepayment of the Indebtedness.  Prior to or in conjunction with the occurrence of any of the following events, Trustor will prepay the Loan in full: (i) Guarantor shall cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, change its name, dissolve or effectuate a material change in its, or affiliate’s, capital structure, (ii) Guarantor engages in any business activities substantially different than those in which Guarantor is presently engaged, (iii) the decision making and control of the Trustor and/or the Guarantor shall change in any material respect from the effective date of this Loan Agreement, (iv) the diminution in ownership of Patrick Byrne of the Guarantor, (v) loss of current management control of the Guarantor by Patrick Byrne, and/or (vi) Guarantor, or any of its affiliates, shall materially change its/their ownership and/or equity structure.

1.28                   Security Agreement; Financing Statements.  The following provisions shall apply to this Deed of Trust as a Security Agreement, see also Exhibit “C” attached hereto:

A.            This documents shall constitute a security agreement to the extent any of the Trust Estate includes fixtures and/or personal property, as more fully described in the “Together With Clauses” on pages 1, 2 and 3 above.  Beneficiary shall have all of the rights of a secured party under the Utah Uniform Commercial Code.

B.            Upon the request of Beneficiary, Trustor shall execute financing statements and take any other action requested by Beneficiary to perfect Beneficiary’s security interest in any fixture and/or personal property constituting part of the Trust Estate.  Beneficiary may file executed counterparts or copies of this Deed of Trust as a financing statement.  Upon default, Trustor shall not remove any of the fixtures or personal property from the Property and shall assemble any Personal Property at a location and in a manner requested by the Beneficiary.

ARTICLE II

ASSIGNMENT OF RENTS, ISSUES AND PROFITS

2.01                   Assignment of Rents.  Trustor hereby assigns and transfers to Beneficiary all the rents, issues and profits of the Trust Estate, and hereby gives to and confers upon Beneficiary the right, power and authority to collect such rents, issues and profits.  Trustor irrevocably appoints Beneficiary its true and lawful attorney-in-fact, at the option of Beneficiary at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Trustor or Beneficiary, for all such rents, issues and profits and apply the same to the indebtedness secured hereby; provided, however, that Trustor shall have the right to collect such rents, issues and profits (but not more than two (2) months in advance) prior to or at any time there is not an event of default under any of the Loan Instruments.  The assignment of the rents, issues and profits of the Trust Estate in this Article II is intended to be an absolute assignment from Trustor to Beneficiary and not merely the passing of a security interest.  The rents, issues and profits are hereby assigned absolutely by Trustor to Beneficiary, contingent only upon the occurrence of an event of default under any of the Loan Instruments.

2.02                   Collection Upon Default.  Upon any event of default under any of the Loan Instruments, Beneficiary may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Trust Estate, or any part thereof, in its own name sue for or otherwise collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including attorney’s fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine.  The collection of such rents, issues and profits, or the entering upon and taking possession of the Trust Estate, or other application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default; nor shall it constitute an assumption by the Beneficiary or any of the obligations, duties or covenants of Trustor related to such rents, issues and profits.

ARTICLE III

REMEDIES UPON DEFAULT

3.01                   Events of Default.  Time is of the essence hereof.  Any of the following events shall be deemed an event of default hereunder:

A.                               Default shall be made in the payment of any installment of principal or interest or any other sum secured hereby when due, subject to the grace periods and cure provisions set forth in the Agreement; or

B.                               Trustor or the Guarantor of all or any portion of the Indebtedness  shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Trustor, or of all or any part of the Trust Estate, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

C.                               A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Trustor seeking a reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain un-vacated and un-stayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of Trustor, or of all or any part of the Trust Estate, or of any of all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of Trustor and such appointment shall remain un-vacated and un-stayed for an aggregate of sixty (60) days (whether or not consecutive); or

D.                               A writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in the Trust Estate, or any judgment involving monetary damages shall be entered against Trustor, which shall become a lien on the Trust Estate or any portion thereof or interest therein, and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within sixty (60) days after its entry or levy; or

E.                                There has occurred a breach of or default under any term, covenant, agreement, condition, provision, representation or warranty contained in any of the Loan Instruments, including specifically the Agreement, or any part thereof, not referred to in this Section 3.01; or

F.                                 Failure of Trustor to make any payment for taxes or insurance as required hereby within ten (10) business days after notice of such failure from Beneficiary or Trustee; or

G.                               Default by Trustor in any loan, extension of credit, guarantee, security agreement, or any other agreement in favor of any other creditor that may materially affect Trustor’s ability to repay the Indebtedness or perform its obligations herein contained;

H.                              A default by the Guarantor in its guarantee of the Indebtedness;

I.                                   Any warranty, representation or statement made by Trustor to Beneficiary is false or misleading in any material respect; or

J.                                   The sale, transfer, assignment, or hypothecation by Trustor of any interest (fee or mortgage) in the Property to a third-party without the prior written consent of the Beneficiary.

3.02                   Acceleration upon Default, Additional Remedies.  In the event of any event of default, Beneficiary may declare all Indebtedness secured hereby to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind.  Thereafter Beneficiary may:

A.                               Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Trust Estate, or any part thereof, in its own name or in the name of Trustee, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Trust Estate, or part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Trust Estate, sue for or otherwise collect the rents, issues and profits thereof, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including attorneys’ fees, upon any indebtedness secured hereby, all in such order as Beneficiary may determine.  The entering upon and taking possession of the Trust Estate, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Trust Estate or the collection, receipt and application of rents, issues or profits, Trustee or Beneficiary shall be entitled to exercise every right provided for in any of the Loan Instruments or by law upon occurrence of any event of default, including the right to exercise the power of sale;

B.                               Commence an action to foreclose this Deed of Trust as a mortgage, appoint a receiver, or specifically enforce any of the covenants hereof;

C.                               Exercise any or all of the remedies available to a secured party under the Utah Uniform Commercial Code, including, but not limited to:

(1)  Either personally, or by means of a court appointed receiver, take possession of all or any of the Personal Property and exclude therefrom Trustor and all others claiming under the Trustor, and thereafter hold, lease, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of the Trustor in respect to the Personal Property or any part thereof.  In the event Beneficiary demands or attempts to take possession of the Personal Property in the exercise of any rights under any of the Loan Instruments, Trustor promises and agrees to promptly turn over and deliver complete possession thereof to Beneficiary;

(2)  Without notice to or demand upon Trustor, make such payments and do such acts as Beneficiary may deem necessary to protect its security interest in the Personal Property, including without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority to pay all expenses incurred in connection therewith;

(3)  Require Trustor to assemble the Personal Property, or any portion thereof, at a place designated by Beneficiary and reasonably convenient to both parties, and to promptly deliver such Personal Property to Beneficiary, or an agent or representative designated by it.  Beneficiary, and its agents and representatives, shall have the right to enter upon any or all of Trustor’s premises and property to exercise Beneficiary’s rights hereunder;

(4)  Sell, lease or otherwise dispose of the Personal Property at public sale, with or without having the Personal Property at the place of sale, and upon such terms and in such manner as Beneficiary may determine.  Beneficiary may be a purchaser at any such sale;

(5)  Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Beneficiary shall give Trustor at least ten (10) days’ prior written notice of the time and place of any public sale of the Personal Property or other intended disposition thereof.  Such notice may be mailed to Trustor at the address set forth at the beginning of this Deed of Trust.

D.                               Deliver to Trustee a written declaration of default and demand for sale, and a written notice of default and election to cause Trustor’s interest in the Trust Estate to be sold, which notice Trustee or Beneficiary shall cause to be duly filed for record in the Official Records of the County in which the Trust Estate is located.

E.                                The waiver by Beneficiary of any default shall not constitute a waiver of any other or subsequent default.

3.03                   Foreclosure by Power of Sale.  Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall notify Trustee and shall, upon the written request of the Trustee, deposit with Trustee this Deed of Trust and the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

A.                               Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Trustor such Notice of Default and Election to Sell as then required by law and by this Deed of Trust.  Trustee shall, without demand on Trustor, after lapse of such time as may then be required by law and after recordation of such Notice of Default and after Notice of Sale having been given as required by law, sell the Trust Estate at the time and place of sale fixed by it in said Notice of Sale, either as a whole, or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, but subject to any statutory right of Trustor to direct the order in which such property, if consisting of several known lots or parcels, shall be sold, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale.  Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty express of implied.  The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including, without limitation, Trustor, Trustee or Beneficiary, may purchase at such sale and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers.

B.                               After deducting all costs, fees and expenses of Trustee and of this Trust, including costs or evidence of title in connection with sale, and all attorneys’ fees incurred in connection therewith, Trustee shall apply the proceeds of sale to payment of: All sums expended under the terms hereof, not then repaid, with accrued interest at the rate specified in the Note; all other sums then secured hereby and the remainder, if any, to the person or persons legally entitled thereto.

C.                               Trustee may postpone sale of all or any portion of the Trust Estate by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequently noticed sale, and without further notice, except as required by Utah law, make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

3.04                   Foreclosure as Mortgage.  Should Beneficiary elect to foreclose this Deed of Trust in the manner provided by law for the foreclosure of mortgages on real property, Beneficiary shall be entitled to recover in such proceeding all costs and expenses incident thereto, including a reasonable attorney’s fee in such amount as shall be fixed by the court.  Beneficiary shall be entitled to possession of the Property during any redemption period allowed under the laws of the State of Utah.

3.05                   Appointment of Receiver.  If an event of default described in Section 3.01 of this Deed of Trust shall have occurred and be continuing, Beneficiary, as a matter of right and without notice to Trustor or anyone claiming under Trustor, and without regard to the then value of the Trust Estate or the interest of Trustor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Estate, and Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor.  Any such receiver or receivers shall have all the usual powers and duties of Beneficiary in case of entry as provided in Section 3.02 and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Estate unless such receivership is sooner terminated.

3.06                   Remedies Not Exclusive.  Trustee and Beneficiary, and each of them, shall be entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Deed of Trust or under any Loan Instrument or other agreement or any laws now or hereafter in force, notwithstanding some or all of the said indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise.  Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Trustee’s or Beneficiary’s right to realize upon or enforce any other security now or hereafter held by Trustee or Beneficiary, it being agreed that Trustee and Beneficiary, and each of them, shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine.  No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  Every power or remedy given by any of the Loan Instruments to Trustee or Beneficiary or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary, and either of them may pursue inconsistent remedies.  The failure on the part of Beneficiary to promptly enforce any right hereunder shall not operate as a waiver of such right.

3.07                   Request for Notice.  Trustor hereby requests a copy of any notice of default and that any notice of sale hereunder be mailed to it at the address set forth in the first paragraph of this Deed of Trust.

ARTICLE IV

MISCELLANEOUS

4.01                   Governing Law.  This Deed of Trust, including enforcement remedies, shall be governed by the laws of the State of Utah.  In the event that any provision or clause of any of the Loan Instruments conflicts with applicable laws, such conflicts shall not affect other provisions of such Loan Instruments which can be given effect without the conflicting provision, and to this end the provisions of the Loan Instruments are declared to be severable.  This instrument cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

4.02                   Limitation of Interest.  It is the intent of Trustor and Beneficiary in the execution of this Deed of Trust and the Loan Instruments and all other instruments securing the Note to contract in strict compliance with the laws of the State of Utah governing the obligations evidenced by the Loan Instruments.  In furtherance thereof, Beneficiary and Trustor stipulate and agree that none of the terms and provisions contained in the Loan Instruments shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Utah governing the loan evidenced by the Note.  Trustor, or any guarantor, endorser or other party now or hereafter becoming liable for the payment of the Indebtedness, shall never be liable for unearned interest on the Indebtedness and shall never be required to pay interest on the Indebtedness at a rate in excess of the maximum interest that may be lawfully charged under the laws of the State of Utah and the provisions of this Section shall control over all other provisions of the Loan Instruments and any other document executed in connection herewith which may be in apparent conflict herewith.  In the event any holder of all or any portion of the Indebtedness shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on all or a portion of the Indebtedness to a rate in excess of that permitted to be charged by the laws of the State of Utah, all such sums deemed to constitute interest in excess of the legal rate shall be immediately returned to the Trustor upon such determination, or at the election of Beneficiary may be applied to principal, if said principal has not otherwise been paid.

4.03                   Statements by Trustor.  Trustor, within ten (10) days after being given notice by mail, will furnish to Beneficiary a written statement stating the unpaid principal of and interest on any portion of the Indebtedness and any other amounts secured by this Deed of Trust and stating whether any offset or defense exists against such principal and interest.

4.04                   Reconveyance by Trustee.  Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust and all of the promissory notes included in the Indebtedness to Trustee for cancellation and retention and upon payment by Trustor of Trustee’s fees, Trustee shall reconvey to Trustor, or the person or persons legally entitled thereto, without warranty, any portion of the Trust Estate then held hereunder.  The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof.  The grantee in any reconveyance may be described as “the person or persons legally entitled thereto.”

4.05                   Notices.  Whenever Beneficiary, Trustor, or Trustee shall desire to give or serve any notice, demand, request or other communication with respect to this Deed of Trust, each such notice, demand, request or other communication shall be in writing and shall be effective only if the same is delivered by personal service or mailed by certified mail, postage prepaid, return receipt requested, addressed to the address set forth at the beginning of this Deed of Trust.  Any party may at any time change its address for such notices by delivering or mailing to the other parties hereto, as aforesaid, a notice of such change.

4.06                   Acceptance by Trustee.  Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

4.07                   Captions.  The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not a part of this Deed of Trust.

4.08                   Invalidity of Certain Provisions.  If the lien of this Deed of Trust is invalid or unenforceable as to any part of the Indebtedness, or if the lien is invalid or unenforceable as to any part of the Trust Estate, the unsecured or partially secured portion of the Indebtedness shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Indebtedness, and all payments made on the Indebtedness, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Indebtedness which is not secured or fully secured by the lien of this Deed of Trust.

4.09                   Financing Statement.  This Deed of Trust is also intended as a financing statement for both fixtures and personal property under the Utah Uniform Commercial Code.  The Trustor is the Record Owner of the Property.  Any security interest granted hereby shall apply also to proceeds, products and accessions.  Beneficiary shall file such UCC-1 statements as it deems appropriate.  If required by Beneficiary, Trustor shall execute such UCC-1 financing statements as required by Beneficiary.

4.10                   No Merger.  Upon the foreclosure of the lien created by this Deed of Trust on the Trust Estate pursuant to the provisions hereof, any prior liens held by the Beneficiary or any leases or subleases then existing and created by Trustor shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Beneficiary or any purchaser at any such foreclosure sale shall so elect.  No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any lease or sublease unless Beneficiary or such purchaser shall give written notice thereof to such tenant or subtenant.

4.11                   Counterparts.  This Deed of Trust may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first above written.

TRUSTOR, DEBTOR, & RECORD OWNER:

O.COM LAND, LLC, a Utah limited liability company,

	By:	/s/ Carter Lee
	Name:	Carter Lee
	Its:	Manager

STATE OF UTAH	)
	)	ss.
COUNTY OF SALT LAKE	)

THIS IS TO CERTIFY that on the 3rd day of November    , 2017 before me personally appeared Carter Lee of O.COM LAND, LLC, a Utah limited liability company, who, as MANAGER, executed the foregoing DEED OF TRUST, ASSIGNMENT OF RENTS, ASSIGNMENT OF LEASES, SECURITY AGREEMENT AND FIXTURE FILING on behalf of O.COM LAND, LLC, in the capacity indicated, and who acknowledged to me that he/she executed the same for and on behalf of said limited liability company so to do; and acknowledged to me that he/she signed and executed the same freely and voluntarily; for the uses and purposes therein stated.

IN WITNESS WHEREOF, I hereunto set my hand and seal.

Seal

/s/ Kirstie Dougherty
Notary Public for	State of Utah
My Commission Expires:	June 22, 2019